Exhibit 99.1

Press Release	Source: API Technologies Corp

API Technologies Announces Merger with SenDEC Corporation

- Vintage Capital Management Will Become Majority Shareholder

NEW YORK, NY AND ORLANDO, FL—(MARKET WIRE)—January 10, 2011 — API Technologies Corp. (ATNYD.OB) (“API” or the “Company”), a provider of secure communications, electronic components and subsystems to the global defense and aerospace industries, has signed a definitive merger agreement with Vintage Capital Management LLC (“Vintage”) to acquire SenDEC Corporation (“SenDEC”), a leading defense electronics manufacturing services company headquartered in Fairport, NY. Under the terms of the merger transaction, API will acquire 100% of the equity of SenDEC, which will include SenDEC’s electronics manufacturing operations and approximately $30 million of cash, in exchange for the issuance of 22 million API common shares to an affiliate of Vintage.

SenDEC generated approximately $90 million in revenue and over $3.5 million in net income during their fiscal year ended July 31, 2010. The combination of SenDEC and API will create a mid-tier defense electronics platform with a broad range of capabilities to better serve its customers’ current and future needs during a dynamically transforming era for the defense community.

Upon completion of the transaction, Brian Kahn, managing member of Vintage, will serve as Chairman and CEO of API. SenDEC will operate as a subsidiary of API and Ken Fiske will continue as its CEO. API Defense USA will continue to operate as a subsidiary of API and Steve Pudles will continue as its CEO. Additionally, Ken Fiske will join the board of directors of API along with Mel Keating, former Director of White Electronic Designs Corporation (sold to Microsemi Corporation in May 2010) and current Director of Integral Systems (NASDAQ: ISYS); Ken Krieg, former Under Secretary of Defense for Acquisition, Technology and Logistics, and former Director of White Electronic Designs Corporation; and Matthew Avril, President of the Hotel Group for Starwood Hotels & Resorts Worldwide, Inc. (NYSE:HOT). All current officers and directors of API will resign their positions, and the Proxy Board for API Defense USA is expected to be dissolved in connection with the completion of the transaction.

API intends to pay down its existing debt with the $30 million of cash acquired in this transaction and emerge with net cash on its balance sheet. SenDEC’s merger with API effectively doubles the size of the Company and presents a variety of immediate revenue synergies and growth opportunities in the defense sector. Once the transaction is closed, the Company will immediately pursue a listing on NASDAQ.

Phillip DeZwirek, founder and current Chairman and CEO of API Technologies commented, “With this merger, API gets to both combine with SenDEC, one of the leading defense suppliers in the U.S., and partner with Vintage Capital, one of the pre-eminent defense investors in the market. The new company and its combined capabilities are worth much more than the sum of the parts. As the founder of API and a significant shareholder, I am very excited about this transformation and believe we can now take the company to the next level of defense contracting. Brian Kahn and the team from Vintage Capital are the right people to move this effort forward and I consider us fortunate to have them in the leadership roles and with such a significant shareholder position.”

Ken Fiske, co-founder and CEO of SenDEC commented, “I am very pleased that we are merging with API to create a truly diversified defense electronics company. Under Brian Kahn’s leadership, my whole team is confident about our future and the ability of our new company to fulfill our customers’ current and future needs.”

Brian Kahn, managing member of Vintage, stated “We are honored to partner with the founders of both API and SenDEC to create a defense electronics platform with instantaneous critical mass, scalability, and a more diverse range of capabilities to offer our customers. Over the past twelve months, the combined companies generated approximately $200 million of revenues and $20 million of EBITDA. Steve Pudles, Ken Fiske and I recognize that by combining forces we have an opportunity to create a unique franchise, capable of absorbing increased content within the supply chain of our customers’ electronics needs. In a time where the Department of Defense is increasing its focus on security, cost effectiveness of solutions, and overall risk mitigation, we will be able to offer our customers a significant advantage as they partner with us to compete for programs.”

The transaction will be executed by way of a reverse triangular merger of a subsidiary of API into SenDEC, in exchange for the issuance of API shares to Vintage. Closing of the transaction is subject to, among other things, approval of existing SenDEC shareholders and other customary closing conditions, and is expected to be completed by mid-January 2011. The transaction has already been unanimously approved by the Boards of Directors of both API and SenDEC. Jefferies & Company, Inc. provided a fairness opinion to the API Board of Directors in connection with the transaction.

About API Technologies Corp.

The Company, through its subsidiaries, provides engineered systems, components and secure communications to the global defense and aerospace industry. API Technologies’ customers include the governments of the U.S., Canada, the United Kingdom, NATO and the European Union, as well as many leading Fortune 500 companies. The Company is engaged in providing innovative design, engineering and manufacturing solutions to its customers. API Technologies trades on the OTC Bulletin Board under the symbol ATNYD. For further information, please visit the company website at www.apitech.com.

About Vintage Capital Management

Vintage Capital Management (VCM) is a value-oriented private equity investment firm specializing in the defense, manufacturing and consumer sectors. VCM partners with proven management teams to target situations where there is a verifiable opportunity to significantly enhance a company’s value through the Vintage operational and strategic approach. Since its establishment as Kahn Capital Management in 1998, VCM and its principals have had a successful history of identifying, analyzing, and investing in high quality, lower-middle market companies in its target sectors. For more information, please see www.vintcap.com.

About SenDEC Corporation

Headquartered in Fairport, NY, SenDEC provides comprehensive electronic manufacturing services (EMS) including: high quality design for manufacturability, assembly and test (DFM, DFA, DFT); PCB layout; prototyping/new product introduction; PCB and electromechanical assembly; test engineering; rework; turnkey box build and supply chain management services. Its client base includes Fortune 500 corporations, mid-sized companies and startups worldwide serving the defense/military, commercial/industrial, energy, medical and telecommunications markets. SenDEC’s four state of the art production Surface Mount Technology (“SMT”) lines and two dedicated NPI/prototype SMT lines feed into through-hole assembly, full test, box build and order fulfillment. For more information, please see www.sendec.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, satisfaction of closing conditions to the transaction, including approval of SenDEC stockholders, general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits, our ability to protect our intellectual property, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, the effect of growth on our infrastructure and the effect of competition in the secure communications, electronic components, nano-optics and nanotechnology industries. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

For further information, please contact:
Jonathan Pollack	Brian Kahn
Executive Vice President	Managing Member
API Technologies Corp.	Vintage Capital Management LLC
877-API-0-API	407-909-8015
investors@apitech.com	info@vintcap.com